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                                                                    EXHIBIT 99.1

                              [CANCERVAX(TM) LOGO]

CONTACT:
VINCE REARDON                                 JULIE AMES
CANCERVAX CORPORATION                         CANCERVAX CORPORATION
SENIOR DIRECTOR, INVESTOR RELATIONS           DIRECTOR, CORPORATE COMMUNICATIONS
760-494-4850                                  760-494-4252

                CANCERVAX CORPORATION REPORTS SECOND QUARTER 2004
                                FINANCIAL RESULTS

CARLSBAD, CA - AUGUST 11, 2004 - CancerVax Corporation (NASDAQ: CNVX), a biotechnology company focused on the research, development and commercialization of novel biological products for the treatment and control of cancer, announced today financial results for the second quarter of 2004. For the three months ended June 30, 2004, the Company reported a net loss of $12.8 million, as compared to a net loss of $8.6 million for the same period in 2003. For the six months ended June 30, 2004, the Company reported a net loss of $25.6 million, as compared to a net loss of $16.4 million for the same period in 2003.

As of June 30, 2004, the Company had cash, cash equivalents and securities available-for-sale of $79.2 million.

"During the second quarter we continued to increase enrollment in CancerVax's Phase 3 clinical trials of our lead product candidate, Canvaxin(TM), for patients with Stage III and Stage IV melanoma. Importantly, we are currently on track to complete our target enrollment of 1,118 patients in the Stage III study by the end of September 2004. In addition, on July 15, 2004 CancerVax announced its wholly-owned subsidiaries, Tarcanta, Inc., and Tarcanta, Limited, had obtained the exclusive rights to complete the clinical development of three specific active immunotherapeutic (SAI) product candidates that target the epidermal growth factor receptor (EGFR) signaling pathway for the treatment of cancer through license agreements with CIMAB, S.A., a Cuban company, and YM Biosciences, Inc., a Canadian company," said David F. Hale, President and CEO of CancerVax. "The lead product candidate, SAI-EGF, is being evaluated in Phase 2 clinical trials for non-small-cell lung cancer. Our rights include commercialization of successful product candidates within the U.S., Western Europe, Canada, Japan, Australia, New Zealand and Mexico. We plan to initiate a Phase 2 clinical trial with SAI-EGF in advanced non-small-cell lung cancer in 2005."

FINANCIAL REVIEW

Total operating expenses were $12.9 million and $25.7 million, respectively, for the three and six months ended June 30, 2004, as compared to $8.5 million and $16.1 million for the comparable periods in 2003. The increase in operating expenses primarily reflects additional investment in personnel in the

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manufacturing, clinical affairs, research and development, finance, and marketing and business development departments, increased clinical trial expenses associated with increases in patient enrollment in the Company's Phase 3 clinical trials of Canvaxin(TM), including costs associated with the production of Canvaxin(TM) for use in these clinical trials, increased insurance premiums and other expenses associated with CancerVax becoming a publicly-traded company and increased expenses associated with marketing activities. The increase for the six months ended June 30, 2004 was also due to increased legal fees related to business development activities and payments totaling $0.8 million made under the sublicense agreement with SemaCo, Inc. in the first quarter of 2004, which were recognized as research and development expenses.

Net loss applicable to common stockholders for the three months ended June 30, 2004, was $12.8 million, or $0.48 per share, on a basic and diluted basis, versus $10.8 million, or $24.83 per share, on a basic and diluted basis, for the same period in 2003. Net loss applicable to common stockholders for the six months ended June 30, 2004, was $25.6 million, or $0.96 per share, on a basic and diluted basis, versus $20.7 million, or $52.25 per share, on a basic and diluted basis, for the same period in 2003. Included in the net loss applicable to common stockholders for the three and six months ended June 30, 2003 was $2.2 million and $4.3 million, respectively, of accretion to the redemption value of the Company's redeemable convertible preferred stock. Upon the completion of CancerVax's initial public offering (IPO) on November 4, 2003, all shares of redeemable convertible preferred stock were converted into common stock and accordingly CancerVax ceased accreting the redemption value.

The net loss per share amounts for the three and six months ended June 30, 2004 and 2003 were computed based on the shares of common stock outstanding during the periods. Net loss per share for the three and six months ended June 30, 2004 includes the full effect of the 6.0 million shares of the common stock issued in CancerVax's IPO on November 4, 2003 and the 20.1 million shares of common stock issued upon conversion of the preferred stock in conjunction with the IPO. On a pro forma basis, assuming the conversion of all the preferred stock from the original dates of issuance, net loss would have been $0.48 per share and $0.54 per share for the three months ended June 30, 2004 and 2003, respectively, and $0.96 per share and $1.04 per share for the six months ended June 30, 2004 and 2003, respectively.

CORPORATE HIGHLIGHTS

         o As of the end of July 2004, 1,062 patients out of a planned 1,118 were enrolled in CancerVax's Phase 3 clinical trial of Canvaxin(TM) for patients with Stage III melanoma, and 406 patients out of a planned 670 were enrolled in the Phase 3 clinical trial of Canvaxin(TM) for patients with Stage IV melanoma, at 80 sites around the world.

         o        On June 7, 2004 at the American Society of Clinical Oncology
                  (ASCO) 2004 Annual Meeting in New Orleans, Louisiana, CancerVax announced that data from retrospective analyses show that treatment with Canvaxin(TM) significantly improved median overall survival of patients with Stage IV melanoma when compared to historical control patients who did not receive Canvaxin(TM). Data were collected from 1,856 patients with Stage IV melanoma, 606 of whom received Canvaxin(TM) during Phase 2 clinical trials conducted at the John Wayne Cancer Institute (JWCI).

         o In addition, two posters were presented at ASCO summarizing preliminary Phase 1 and 2 clinical data that indicate treatment with SAI-EGF was well-tolerated, resulted in measurable immune responses, and may increase survival in patients with advanced-stage non-small-cell lung cancer.

         o On June 5, 2004 CancerVax webcast presentations made at a luncheon meeting held concurrently with the ASCO conference. Special guest speakers were Eric Rowinsky, M.D. and Donald L. Morton, M.D. Dr. Rowinsky, Senior Scientist at the Institute for Drug

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                  Development of the Cancer Therapy and Research Foundation and
                  Clinical Professor of Medicine, Division of Medical Oncology at the University of Texas Health Science Center, discussed the role of the EGFR signaling pathway in the treatment of cancer. Donald L. Morton, M.D., Medical Director and Surgeon-in-Chief of JWCI, discussed Canvaxin(TM) for the treatment of advanced-stage melanoma. David F. Hale also provided a corporate update.

OUTLOOK FOR 2004 AND EARLY 2005

         o CancerVax is currently on track to complete its target enrollment of 1,118 patients into its Phase 3 clinical trial of Canvaxin(TM) in the treatment of patients with Stage III melanoma by the end of September 2004. CancerVax anticipates that the independent data safety monitoring board (DSMB) with responsibility for oversight of the Company's Phase 3 clinical trials of Canvaxin(TM) will complete its review of the third and last interim analysis of data from the Phase 3 clinical trial in patients with Stage III melanoma in the first half of 2005.

         o By the end of 2004, CancerVax anticipates that the DSMB will complete its review of the second interim analysis of data from the Phase 3 clinical trial in patients with Stage IV melanoma. In addition, the Company believes that patient enrollment in this clinical trial will be completed in 2006.

         o Over the next several months, activities related to the three SAI product candidates that target the EGFR signaling pathway will focus on completing the transfer of documentation and technology from CIMAB to CancerVax, and finalizing a development plan for this technology. CancerVax expects to initiate a Phase 2 clinical trial in non-small-cell lung cancer in 2005.

CONFERENCE CALL AND WEBCAST TODAY AT 4:30PM EASTERN TIME

CancerVax management will host a conference call today to discuss the second quarter financial results and its business overview at 4:30 p.m. Eastern Time. A live audio webcast of management's presentation will be available at http://ir.cancervax.com. Alternatively, callers may participate in the conference call by dialing 800-599-9795 (domestic) or 617-786-2905 (international) and requesting the CancerVax Corporation conference call. Following the call, the webcast will be archived on the investor relations section of the CancerVax website.

ABOUT CANCERVAX CORPORATION (WWW.CANCERVAX.COM)

CancerVax Corporation is a biotechnology company focused on the research, development and commercialization of novel biological products for the treatment and control of cancer. The Company's lead product candidate, Canvaxin(TM), is one of a new class of products being developed in the area of specific active immunotherapy, also known as therapeutic cancer vaccines. Canvaxin(TM) is currently being studied in two international Phase 3 clinical trials for the treatment of patients with Stage III or Stage IV, or advanced-stage, melanoma. The Company is also finalizing the design of exploratory Phase 2 clinical trials for patients with other advanced-stage solid tumors. In addition to Canvaxin(TM), CancerVax has licensed three specific active immunotherapeutic product candidates targeting the EGFR signaling pathway, including one product candidate in Phase 2 clinical trials. The Company also plans to identify and develop new product candidates based on its proprietary specific active immunotherapy, anti-angiogenesis and T-oligonucleotide, or telomere homolog oligonucleotide, technology platforms, as well as on its human monoclonal antibodies. CancerVax's corporate headquarters and research and development facility is located in Carlsbad, Calif., and its biologics manufacturing facility is located in the Los Angeles area.

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FORWARD-LOOKING STATEMENTS

CancerVax cautions you that statements included in this press release that are not a description of historical facts are forward-looking statements. The inclusion of forward-looking statements should not be regarded as a representation by CancerVax that any of its plans will be achieved. Actual results may differ materially from those set forth in this release due to the risks and uncertainties inherent in CancerVax's business including, without limitation, statements about: the progress and timing of its clinical trials; difficulties or delays in researching, developing, testing, obtaining regulatory approval, producing and marketing its technologies and product candidates; unexpected adverse side effects or inadequate therapeutic efficacy of its products that could delay or prevent product development or commercialization, or that could result in recalls or product liability claims; changes in the laws or regulatory environments of the U.S. or Cuba, or a shift in the political attitudes of either the U.S. or Cuban governments, that could adversely affect its ability to develop or commercialize the three specific active immunotherapeutic agents that target the EGFR signaling pathway; CancerVax's inability to protect its intellectual property and proprietary technology and to maintain and enforce its licensing arrangements with various third party licensors; the scope and validity of patent protection for its products; competition from other pharmaceutical or biotechnology companies; its ability to obtain additional financing to support its operations; its ability to attract and maintain experienced scientists and management; and other risks detailed in CancerVax's Securities and Exchange Commission filings, including CancerVax's Annual Report on Form 10-K for the fiscal year ended December 31, 2003 and its Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2004. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement and CancerVax undertakes no obligation to revise or update this news release to reflect events or circumstances after the date hereof.

CancerVax(R) is a registered trademark of CancerVax Corporation.
Canvaxin(TM) is a trademark of CancerVax Corporation.

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                              CANCERVAX CORPORATION
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)
                                   (UNAUDITED)

                                                           JUNE 30,        DECEMBER 31,
                                                            2004               2003
                                                          ----------       ------------
ASSETS
Cash, cash equivalents and securities
   available-for-sale .........................           $ 79,237           $107,092
Property and equipment, net ...................             11,155             10,529
Goodwill and intangibles, net .................              5,876              5,900
Other assets ..................................              2,706              3,486
                                                          --------           --------
   Total assets ...............................           $ 98,974           $127,007
                                                          ========           ========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities ...........................           $  9,181           $ 11,741
Long-term debt, net of current portion ........                631              1,811
Other liabilities .............................                800                682
Total stockholders' equity ....................             88,362            112,773
                                                          --------           --------
   Total liabilities and stockholders' equity..           $ 98,974           $127,007
                                                          ========           ========

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                              CANCERVAX CORPORATION
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                   (UNAUDITED)

                                                         THREE MONTHS ENDED     SIX MONTHS ENDED
                                                              JUNE 30,               JUNE 30,
                                                       --------------------    --------------------
                                                         2004        2003        2004        2003
                                                       --------    --------    --------    --------
Operating expenses:
  Research and development .........................   $  9,638    $  6,310    $ 19,210    $ 12,521
  General and administrative .......................      2,709       1,502       5,429       2,834
  Amortization of employee stock-based
     compensation ..................................        504         639       1,102         794
                                                       --------    --------    --------    --------
Total operating expenses ...........................     12,851       8,451      25,741      16,149

Interest income (expense), net .....................         97        (151)        156        (269)
                                                       --------    --------    --------    --------

Net loss ...........................................    (12,754)     (8,602)    (25,585)    (16,418)
Accretion to redemption value of redeemable
  convertible preferred stock ......................       --        (2,150)       --        (4,300)
                                                       --------    --------    --------    --------
Net loss applicable to common stockholders .........   $(12,754)   $(10,752)   $(25,585)   $(20,718)
                                                       ========    ========    ========    ========

Basic and diluted net loss per share                   $  (0.48)   $ (24.83)   $  (0.96)   $ (52.25)
                                                       ========    ========    ========    ========
Weighted average shares used to compute basic
  and diluted net loss per share ...................     26,685         433      26,673         396
                                                       ========    ========    ========    ========
Pro forma basic and diluted net loss per share (1)..   $  (0.48)   $  (0.54)   $  (0.96)   $  (1.04)
                                                       ========    ========    ========    ========
Weighted average shares used to compute pro
  forma basic and diluted net loss per share (1)....     26,685      15,864      26,673      15,827
                                                       ========    ========    ========    ========

(1) Pro forma basic and diluted net loss per share is calculated by dividing net loss by the weighted average common shares outstanding during the period assuming the conversion of the preferred stock from the later of the original date of issuance or the beginning of the period.

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